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                                                            EXHIBIT 5.1 AND 23.1



                          OPINION OF RONALD A. WOESSNER
                          CONSENT OF RONALD A. WOESSNER


                                   May 5, 2000



ZixIt Corporation
One Galleria Tower
13355 Noel Road, Suite 1555
Dallas, Texas 75240-6604

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         I have acted as General Counsel to ZixIt Corporation, a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the resale of 3,055,557 shares (the "Shares") of the Company's common stock, $.01 par value per share. The Shares are issuable pursuant to that certain Common Stock and Warrant Purchase Agreement, dated April 11, 2000, between the Company and H. Wayne Huizenga and his affiliates and assigns (the "Purchase Agreement") (as amended by letter agreement dated April 27, 2000), and related Warrant Certificates. The Shares are being registered pursuant to a registration statement on Form S-3 to be filed with the Securities and Exchange Commission on or about May 8, 2000 (the "Registration Statement").

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In connection with this opinion, I have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as I have deemed necessary or advisable for the purposes of this opinion. I have assumed that all signatures on all documents presented to me are genuine, that all documents submitted to me as originals are accurate and complete, and that all documents submitted to me as copies are true and correct copies of the originals thereof. I have also relied upon such other certifications of public officials, corporate agents and officers of the Company, and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

         Based on the foregoing, I am of the opinion that such Shares issuable pursuant to the Purchase Agreement and Warrant Certificates, if and when such Shares are issued and paid for as required therein, will be validly issued, fully paid and nonassessable upon issuance, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance.




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         I consent to the use of this opinion as an exhibit to the Registration
Statement.

                                            Very truly yours,

                                            /s/ Ronald A. Woessner

                                            Ronald A. Woessner
                                            Vice President, General Counsel
                                            and Secretary for ZixIt Corporation




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